Exhibit 99.1

Investors and Media:

Shantanu Agrawal

(630) 824-1907

SUNCOKE ENERGY, INC. REPORTS FIRST QUARTER 2020 RESULTS AND PROVIDES COVID-19 UPDATE

•	SunCoke deemed essential business in every state where it operates and all facilities remain open

•	Implemented proactive measures to protect the health and safety of our employees and contractors

•	First quarter 2020 net income attributable to SXC was $4.9 million, or $0.06 per share, compared to $9.8 million, or $0.15 per share, in the prior year period

•	Minimal COVID-19 impact on first quarter 2020 results; Adjusted EBITDA for the quarter was $62.1 million

•	Withdrawing 2020 guidance as we explore contract restructuring alternatives with our customers to address short-term market challenges

LISLE, Ill. (May 8, 2020) - SunCoke Energy, Inc. (NYSE: SXC) today reported results for the first quarter 2020 and provided updates on the Company COVID-19 response.

“These are unprecedented times as the COVID-19 pandemic has affected every aspect of our society. SunCoke has taken effective measures to safeguard the health and safety of our workforce,” said Mike Rippey, President and Chief Executive Officer of SunCoke Energy, Inc. “As the pandemic unfolded, our internal COVID-19 task force took proactive steps implementing policies and procedures to protect our workforce and contractors which are consistent with guidelines laid out by the CDC, OSHA and local health and governmental authorities.”

Rippey continued, “While COVID-19 had limited impact on SunCoke in the first quarter, we recognize the challenging economic environment that exists today. Our customers have dramatically reduced blast furnace output resulting in lower demand for coke. We are currently exploring contract restructuring alternatives with our customers to address short-term market challenges. We value the strong relationships we have with our customers and look to flexibly work with them to navigate through the crisis. While our operations are performing well as evident from our first quarter results, we have made the decision to withdraw our 2020 guidance to reflect the potential for near-term supply relief for our customers. Going forward, we will continue to monitor the rapidly evolving situation and stand ready to take any necessary and appropriate action as the need arises.”

FIRST QUARTER CONSOLIDATED RESULTS

	Three Months Ended March 31,
(Dollars in millions)	2020	2019	Decrease
Revenues	$382.7	$391.3	$(8.6)
Net income attributable to SXC	$4.9	$9.8	$(4.9)
Adjusted EBITDA(1)	$62.1	$67.3	$(5.2)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues and Adjusted EBITDA in the first quarter 2020 decreased $8.6 million and $5.2 million, respectively, compared to the prior year period, primarily reflecting lower volumes in the Logistics segment. These decreases were partly offset by higher results in our Domestic Coke segment, driven by the improved performance at our Indiana Harbor cokemaking facility.

Net income attributable to SXC decreased $4.9 million from the prior year period, driven by the operating results discussed above. Net income attributable to SXC also reflects higher income tax expense, net driven by the revaluation of certain deferred tax assets due to lower apportioned state tax rates. This increase in expense was mostly offset by a $2.9 million gain recognized in connection with the repurchase of $12.0 million of our 7.5 percent senior notes due 2025 and lower depreciation expense as compared to the same prior year period.

FIRST QUARTER SEGMENT RESULTS

Domestic Coke

Domestic Coke consists of cokemaking facilities and heat recovery operations at our Jewell, Indiana Harbor, Haverhill, Granite City and Middletown plants.

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2020	2019	Increase
Revenues	$365.2	$359.3	$5.9
Adjusted EBITDA(1)	$63.4	$58.5	$4.9
Sales volumes (thousands of tons)	1,064	1,004	60
Adjusted EBITDA per ton(2)	$59.59	$58.27	$1.32

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

Revenues increased $5.9 million primarily due to higher volumes, which increased revenues $21.9 million, driven by the performance of the rebuilt ovens at our Indiana Harbor facility. This increase was mostly offset by the pass through of lower coal costs.

Adjusted EBITDA increased $4.9 million due to an increase in sales volumes described above, which increased Adjusted EBITDA $6.3 million. This increase was partially offset by lower coal cost recovery at our Jewell cokemaking facility during the current period.

Logistics

Logistics consists of the handling and mixing services of coal and other aggregates at our Convent Marine Terminal (“CMT”), Lake Terminal, Kanawha River Terminals (“KRT”) and Dismal River Terminal (“DRT”).

	Three Months Ended March 31,
(Dollars in millions, except per ton amounts)	2020	2019	Increase (Decrease)
Revenues	$9.0	$22.3	$(13.3)
Intersegment sales	$6.6	$6.5	$0.1
Adjusted EBITDA(1)	$3.3	$12.7	$(9.4)
Tons handled (thousands of tons)	4,214	5,784	(1,570)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Revenues and Adjusted EBITDA decreased by $13.3 million and $9.4 million, respectively, driven by lower throughput volumes as well as lower prices, primarily at the CMT facility. Lower demand and lower prices continued to impact coal export volumes in the first quarter.

Brazil Coke

Brazil Coke consists of a cokemaking facility in Vitória, Brazil, which we operate for an affiliate of ArcelorMittal.

Revenues and Adjusted EBITDA were $8.5 million and $4.1 million, respectively, during the first quarter 2020, which was slightly lower than revenues and Adjusted EBITDA of $9.7 million and $4.5 million, respectively, during the first quarter 2019, driven by lower sales volumes.

Corporate and Other

Corporate and other expenses, which includes activity from our legacy coal mining business, was $8.7 million during the first quarter 2020, reasonably consistent with expenses of $8.4 million during first quarter 2019.

RELATED COMMUNICATIONS

We will host our quarterly earnings call at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) today. The conference call will be webcast live and archived for replay in the Investors section of www.suncoke.com. Investors may participate in this call by dialing 1-833-502-0489 in the U.S. or 1-778-560-2555 if outside the U.S., confirmation code 7773766.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to the integrated steel industry under long-term, take-or-pay contracts that pass through commodity and certain operating costs to customers. We utilize an innovative heat-recovery cokemaking technology that captures excess heat for steam or electrical power generation. Our cokemaking facilities are located in Illinois, Indiana, Ohio, Virginia and Brazil. We have more than 55 years of cokemaking experience serving the integrated steel industry. In addition, we provide export and domestic material handling services to coke, coal, steel, power and other bulk and liquids customers. Our logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.

DEFINITIONS

•

Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, gain on extinguishment of debt, changes to our contingent consideration liability related to our acquisition of CMT, and/or transaction costs incurred as part of the Simplification Transaction. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under accounting principles generally accepted in the U.S. (“GAAP”) and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

FORWARD-LOOKING STATEMENTS

This press release and related conference call contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements include statements that are not strictly historical facts, and include, among other things, statements regarding: our expectations of financial results, condition and outlook; anticipated effects of the COVID-19 pandemic and responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, our customers, our results of operations and financial condition; anticipated actions to be taken by management to sustain SunCoke during the economic uncertainty caused by the pandemic and related business actions; and anticipated actions by governments to contain the spread of COVID-19 or mitigate the severity thereof.

Forward-looking statements often may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should,” or the negative of these terms, or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SunCoke, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SunCoke; and changes in tax, environmental and other laws and regulations applicable to SunCoke’s businesses.

Currently, such risks and uncertainties also include: SunCoke’s ability to manage its business during and after the COVID-19 pandemic; the impact of the COVID-19 pandemic on SunCoke’s results of operations, revenues, earnings and cash flows; SunCoke’s ability to reduce costs and capital spending in response to the COVID-19 pandemic; SunCoke’s balance sheet and liquidity throughout and following the COVID-19 pandemic; SunCoke’s prospects for financial performance and achievement of strategic objectives following the COVID-19 pandemic; capital allocation strategy following the COVID-19-related outbreak; and the general impact on our industry and on the U.S. and global economy resulting from COVID-19, including actions by domestic and foreign governments and others to contain the spread, or mitigate the severity, thereof.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors, see SunCoke’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SunCoke’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward- looking statements.

SunCoke Energy, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(Dollars and shares in millions, except per share amounts)
Revenues
Sales and other operating revenue	$382.7	$391.3
Costs and operating expenses
Cost of products sold and operating expenses	304.4	307.4
Selling, general and administrative expenses	16.2	16.7
Depreciation and amortization expense	34.1	37.2

Total costs and operating expenses	354.7	361.3

Operating income	28.0	30.0
Interest expense, net	14.6	14.8
Gain on extinguishment of debt	(2.9)	—

Income before income tax expense	16.3	15.2
Income tax expense	10.4	3.0

Net income	5.9	12.2
Less: Net income attributable to noncontrolling interests	1.0	2.4

Net income attributable to SunCoke Energy, Inc.	$4.9	$9.8

Earnings attributable to SunCoke Energy, Inc. per common share:
Basic	$0.06	$0.15
Diluted	$0.06	$0.15
Weighted average number of common shares outstanding:
Basic	83.7	64.9
Diluted	83.9	65.3

SunCoke Energy, Inc.

Consolidated Balance Sheets

	March 31, 2020	December 31, 2019
	(Unaudited)
	(Dollars in millions, except par value amounts)
Assets
Cash and cash equivalents	$235.8	$97.1
Receivables, net	55.4	59.5
Inventories	150.1	147.0
Income tax receivable	3.8	2.2
Other current assets	7.0	2.5

Total current assets	452.1	308.3

Properties, plants and equipment (net of accumulated depreciation of $936.8 million and $903.7 million at March 31, 2020 and December 31, 2019, respectively)	1,370.0	1,390.2
Goodwill and other intangible assets, net	37.4	38.1
Deferred charges and other assets	16.4	17.2

Total assets	$1,875.9	$1,753.8

Liabilities and Equity
Accounts payable	$110.0	$142.4
Accrued liabilities	41.9	47.3
Current portion of financing obligation	3.0	2.9
Interest payable	14.1	2.2

Total current liabilities	169.0	194.8

Long-term debt and financing obligation	924.8	780.0
Accrual for black lung benefits	51.2	50.5
Retirement benefit liabilities	24.0	24.5
Deferred income taxes	158.7	147.6
Asset retirement obligations	14.6	14.4
Other deferred credits and liabilities	21.6	23.6

Total liabilities	1,363.9	1,235.4

Equity
Preferred stock, $0.01 par value. Authorized 50,000,000 shares; no issued shares at both March 31, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value. Authorized 300,000,000 shares; issued 98,165,658 and 98,047,389 shares at March 31, 2020 and December 31, 2019, respectively	1.0	1.0
Treasury stock, 15,404,482 and 13,783,182 shares at March 31, 2020 and December 31, 2019, respectively	(184.0)	(177.0)
Additional paid-in capital	712.9	712.1
Accumulated other comprehensive loss	(15.5)	(14.4)
Retained deficit	(30.2)	(30.1)

Total SunCoke Energy, Inc. stockholders’ equity	484.2	491.6
Noncontrolling interest	27.8	26.8

Total equity	512.0	518.4

Total liabilities and equity	$1,875.9	$1,753.8

SunCoke Energy, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income	$5.9	$12.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	34.1	37.2
Deferred income tax expense (benefit)	11.1	(0.4)
Payments in excess of expense for postretirement plan benefits	(0.5)	(0.6)
Share-based compensation expense	1.1	0.9
Gain on extinguishment of debt	(2.9)	—
Changes in working capital pertaining to operating activities:
Receivables	4.1	(10.9)
Inventories	(3.1)	(40.3)
Accounts payable	(22.8)	29.9
Accrued liabilities	(5.3)	0.1
Interest payable	11.9	13.2
Income taxes	(1.6)	1.9
Other	(5.2)	(7.9)

Net cash provided by operating activities	26.8	35.3

Cash Flows from Investing Activities:
Capital expenditures	(22.8)	(20.9)

Net cash used in investing activities	(22.8)	(20.9)

Cash Flows from Financing Activities:
Repayment of long-term debt	(8.9)	(0.3)
Proceeds from revolving credit facility	247.2	60.7
Repayment of revolving credit facility	(90.5)	(65.7)
Repayment of financing obligation	(0.7)	(0.7)
Shares repurchased	(7.0)	—
Dividends paid	(5.0)	—
Cash distribution to noncontrolling interests	—	(7.1)
Other financing activities	(0.4)	(3.1)

Net cash provided by (used in) financing activities	134.7	(16.2)

Net increase (decrease) in cash and cash equivalents	138.7	(1.8)
Cash and cash equivalents at beginning of period	97.1	145.7

Cash and cash equivalents at end of period	$235.8	$143.9

Supplemental Disclosure of Cash Flow Information
Interest paid, net of capitalized interest of zero and $1.2 million, respectively	$1.6	$0.9
Income taxes paid	$0.9	$1.0

SunCoke Energy, Inc.

Segment Financial and Operating Data

The following tables set forth financial and operating data for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31,
	2020	2019
	(Dollars in millions, except per ton amounts)
Sales and other operating revenues:
Domestic Coke	$365.2	$359.3
Brazil Coke	8.5	9.7
Logistics	9.0	22.3
Logistics intersegment sales	6.6	6.5
Elimination of intersegment sales	(6.6)	(6.5)

Total sales and other operating revenues	$382.7	$391.3

Adjusted EBITDA(1):
Domestic Coke	$63.4	$58.5
Brazil Coke	4.1	4.5
Logistics	3.3	12.7
Corporate and Other(2)	(8.7)	(8.4)

Total Adjusted EBITDA	$62.1	$67.3

Coke Operating Data:
Domestic Coke capacity utilization	101%	96%
Domestic Coke production volumes (thousands of tons)	1,069	1,006
Domestic Coke sales volumes (thousands of tons)	1,064	1,004
Domestic Coke Adjusted EBITDA per ton(3)	$59.59	$58.27
Brazilian Coke production—operated facility (thousands of tons)	410	419
Logistics Operating Data:
Tons handled (thousands of tons)	4,214	5,784

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)

Corporate and Other includes the activity from our legacy coal mining business, which contributed Adjusted EBITDA losses of $2.1 million and $1.8 million during the three months ended March 31, 2020 and 2019, respectively.

(3)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

SunCoke Energy, Inc.

Reconciliation of Non-GAAP Information

Net Income to Adjusted EBITDA

	Three Months Ended March 31,
	2020	2019
	(Dollars in millions)
Net income attributable to SunCoke Energy, Inc.	$4.9	$9.8
Add: Net income attributable to noncontrolling interests	1.0	2.4

Net income	$5.9	$12.2

Add:
Depreciation and amortization expense	34.1	37.2
Interest expense, net	14.6	14.8
Gain on extinguishment of debt	(2.9)	—
Income tax expense	10.4	3.0
Contingent consideration adjustments(1)	—	(0.4)
Simplification Transaction costs(2)	—	0.5

Adjusted EBITDA	62.1	67.3

Subtract: Adjusted EBITDA attributable to noncontrolling interest(3)	2.0	18.9

Adjusted EBITDA attributable to SunCoke Energy, Inc.	$60.1	$48.4

(1)

In connection with the CMT acquisition, the Company entered into a contingent consideration arrangement that required the Company to make future payments to the seller based on future volume over a specified threshold, price and contract renewals. Contingent consideration adjustments in the first quarter of 2019 were primarily the result of modifications to the volume forecast. This liability was written to zero during the third quarter of 2019.

(2)	Costs expensed by the Partnership associated with SunCoke’s acquisition of all outstanding Partnership common units not already owned by SunCoke on June 28, 2019 (“Simplification Transaction”).
(3)	Reflects noncontrolling interest in Indiana Harbor and the portion of the Partnership owned by public unitholders prior to the Simplification Transaction.